Exhibit 3.151(a)

CERTIFIED TO BE A GENUINE AND CORRECT COPY	Jim Miles	1
AS TAKEN FROM AND COMPARED WITH THE	SECRETARY OF STATE
[ILLEGIBLE]	FILED

OCT 12 2010	FEB 16 1999

/s/ Mark Hammond	AM	PM
SECRETARY OF STATE OF SOUTH CAROLINA	7 8 9 10 11 12 1 2 3 4 5 6

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE OWNERS CLUB AT HILTON HEAD, L.P.

This certificate of amendment is filed pursuant to Section 33-42-220(a) of the S.C. Code of Laws, as amended effective September 1, 1986.

1. The name of the limited partnership is

The Owners Club at Hilton Head, L.P.

2. The date of filing of the original Certificate of Limited Partnership was

11/18/94

file number 941122102605

3. The provision of the Certificate of Limited Partnership relating to Registered Agent is amended as follows:

The new Registered Agent Name is to be: Corporation Service Company

The new Registered Agent address is to be: 2019 Park Street

Columbia, SC 29201

Signed on February 1999

	BY:	The Manager of the Owners Club, Inc.,
Corporation Service Company		its General Partner

	By:	/s/ Thomas T. Henslee
/s/ Brian Kelly Courtney		Thomas T. Henslee, Secretary
Brian Kelly Courtney

SC LP D-:CERTIF OF AMENDMENT TO CERTIF OF LP 7/95

CERTIFIED TO BE A GENUINE AND CORRECT COPY	Jim Miles	3
AS TAKEN FROM AND COMPARED WITH THE	SECRETARY OF STATE
[ILLEGIBLE]	FILED

OCT 12 2010	JUN 11 1999

/s/ Mark Hammond	AM	PM
SECRETARY OF STATE OF SOUTH CAROLINA	7 8 9 10 11 12 1 2 3 4 5 6

STATEMENT OF CHANGE OF THE STREET ADDRESS OF THE AGENT FOR SERVICE OF
 PROCESS OF A SOUTH CAROLINA OR FOREIGN LIMITED PARTNERSHIP

Pursuant to the South Carolina Uniform Limited Partnership Act, the undersigned registered agent submits the following information for the purpose of changing the street address of the agent for service of process of the following limited partnership in the State of South Carolina.

1. The name of the limited partnership is

OWNERS CLUB AT HILTON HEAD, L.P. THE

2. The state of formation is

SOUTH CAROLINA

3. Date of formation or qualification in South Carolina is

11/18/94

4. The name of the current agent for service of process is

CORPORATION SERVICE COMPANY

5. The street address of the current agent for service of process in South Carolina is

2019 PARK ST
COLUMBIA, SC 29201

6. The street address of the agent for service of process is changed to is

1301 GERVAIS STREET
COLUMBIA, SOUTH CAROLINA 29201

7. The address of the agent for service of process and the address of the business office of the registered agent as changed, will be identical.

8. The above named limited partnership has been notified of the change.

Dated: June 10, 1999

CORPORATION SERVICE COMPANY
(As Registered Agent)

By:	/s/ John H. Pelletier
John H. Pelletier, Asst. VP

CERTIFIED TO BE A GENUINE AND CORRECT COPY	FILED
AS TAKEN FROM AND COMPARED WITH THE	SEP 3 2002
[ILLEGIBLE]	Jim Miles	1

OCT 12 2010	SECRETARY OF STATE

/s/ Mark Hammond
SECRETARY OF STATE OF SOUTH CAROLINA

AGENTS STATEMENT OF CHANGE OF ADDRESS FOR SERVICE OF PROCESS

Pursuant to Section 33-42-100 et seq. of the South Carolina Code of Laws, as amended, the undersigned registered agent submits the following information for the purpose of changing the address of the agent for service of process of the following limited partnership in the State of South Carolina.

1.             The name of the limited partnership is

OWNERS CLUB AT HILTON HEAD, L.P. THE

2.             The state of organization is

SOUTH CAROLINA

3.             The date it was organized or authorized to transact business in South Carolina is

11/18/1994

4.             The street address of the current agent for service of process is

1301 Gervais Street

Columbia SC 29201

5.             The street address to which the agent for service of process is to be changed is

5000 Thurmond Mall Boulevard

Columbia, SC 29201

6.             The name of the limited partnership’s current agent for service of process is Corporation Service Company

7.             The address of the registered office and the address of the business office of the registered agent, as changed, will he identical.

8.             The above named limited partnership has been notified of the change.

Dated August 30, 2002

CORPORATION SERVICE COMPANY

/s/ John H. Pelletier
John H. Pelletier Assistant Vice President

CERTIFIED TO BE A GENUINE AND CORRECT COPY	071213-0325	FILED 12//06/2007
AS TAKEN FROM AND COMPARED WITH THE	OWNERS CLUB AT HILTON HEAD, LP THE
ORIGINAL [ILLEGIBLE]	Filing Fee $10.00 ORIG [Barcode]
	Mark Hammond	South Carolina Secretary of State
OCT 12 2010

/s/ Mark Hammond
SECRETARY OF STATE OF SOUTH CAROLINA

AGENT’S STATEMENT OF CHANGE OF ADDRESS FOR SERVICE OF PROCESS

Pursuant to Section 33-42-100 et seq of the South Carolina Code of Laws, as amended, the undersigned registered agent submits the following information for the purpose of changing the address of the agent for service of process of the following limited partnership in the State of South Carolina

1.                         The name of the limited partnership is

OWNERS CLUB AT HILTON HEAD, L P THE

2.                          The state of organization is

SOUTH CAROLINA

3.                          The date it was organized or authorized to transact business in South Carolina is 11/18/1994

4.                          The street address of the current agent for service of process is

5000 Thurmond Mall Boulevard
Columbia, SC 29201

5.                          The street address to which the agent for service of process is to be changed is

1703 Laurel Street
Columbia, SC 29201

6.                          The name of the limited partnership’s current agent for service of process is

CORPORATION SERVICE COMPANY

7.                          The address of the registered office and the address of the business office of the registered agent, as changed, will be identical

8.                          The above named limited partnership has been notified of the change

Dated November 30, 2007

CORPORATION SERVICE COMPANY

/s/ John H. Pelletier
John H Pelletier Assistant Vice President

CERTIFIED TO BE A GENUINE AND CORRECT COPY	Jim Miles
AS TAKEN FROM AND COMPARED WITH THE	SECRETARY OF STATE
ORIGINAL [ILLEGIBLE]	FILED

OCT 12 2010	NOV 18 1994

/s/ Mark Hammond	AM	PM
SECRETARY OF STATE OF SOUTH CAROLINA	7 8 9 10 11 12 1 2 3 4 5 6

STATE OF SOUTH CAROLINA	)
) CERTIFICATE OF LIMITED PARTNERSHIP
COUNTY OF BEAUFORT	)

This Certificate of Limited Partnership, executed on this 3rd day of November, 1994 (the “Certificate”) by Manager at Owner’s Club, Inc., a South Carolina corporation, as the general partner of The Owners Club at Hilton Head, L.P., a South Carolina limited partnership.

PART ONE

Name. The name of the limited partnership is The Owners Club at Hilton Head, L.P.

PART TWO

Business Address and Agent for Service of Process. The address of the office of the limited partnership is c/o The Melrose Company, Inc., 400 Main Street, Hilton Head Island, South Carolina 29926; the name and address of the agent for service of process is Robert T. Kolb, c/o The Melrose Company, Inc., 400 Main Street, Hilton Head Island, South Carolina 29926.

PART THREE

Name and Address of the General Partner. The name and address of the general partner is Manager at Owner’s Club, Inc., c/o The Melrose Company, Inc., 400 Main Street, Hilton Head Island, South Carolina 29926.

PART FOUR

Term. The term of the partnership as a limited partnership under this agreement shall commence on the date of filing of this Certificate of Limited Partnership in the office of the Secretary of State of South Carolina, and shall be dissolved on December 31, 2024, unless the partnership shall be dissolved prior to such date in accordance with the Limited Partnership Agreement.

1

The general partner, by executing and delivering an execution page, which is attached hereto and made a part hereof, has executed this Certificate of Limited Partnership effective as of the day and year first above-written.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership effective as of the day and year first above written.

IN THE PRESENCE OF:	GENERAL PARTNER:
MANAGER AT OWNER’S CLUB, INC., a South Carolina corporation

/s/ Janet L. Parkinson	By:	/s/ Robert T. Kolb
Robert T. Kolb, Vice President
/s/ Joy E. Stanton

STATE OF SOUTH CAROLINA	)
	)	PROBATE
COUNTY OF BEAUFORT	)

PERSONALLY appeared before me Janet L. Parkinson, and made oath that (s)he saw the within named Manager at Owner’s Club, Inc., a South Carolina corporation, by Robert T. Kolb, its Vice President, sign, seal and as its act and deed deliver the within Certificate, and that (s)he with Joy E. Stanton witnessed the execution thereof.

/s/ Janet L. Parkinson

SWORN to before me this 3rd day of November, 1994.

/s/ Joy E. Stanton	(L.S.)
Notary Public for South Carolina
My Commission Expires:	11/14/2000

2